UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2014

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Kite Pharma, Inc. (“Kite”) reviewed Kite’s 2014 corporate goals and determined that on an overall basis, Kite had substantially achieved all of its goals. In recognition of Kite’s achievement of substantially all of its 2014 corporate goals and each officer’s efforts towards successful achievement of such goals, the Committee recommended to the Board that each of the Kite officers receive 100% of their target bonus opportunity for 2014 (prorated for any partial year of employment).

At 100% of the target bonus opportunity, the employed named executive officers Arie Belldegrun, M.D., FACS, President and Chief Executive Officer, would receive $200,000, and Marc Better, Ph.D., Vice President, Product Science, would receive $84,000. In addition, Cynthia M. Butitta, Chief Operating Officer and Chief Financial Officer, would receive $150,000.

Also, in recognition of extraordinary performance, the Committee recommended to the Board the payment of an additional $100,000 performance bonus to Dr. Belldegrun and an additional $75,000 performance bonus to Ms. Butitta.

On December 16, 2014, based on the Committee’s recommendation, the Board approved the payment of performance bonuses discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2014	KITE PHARMA, INC. (Registrant)

	By:	/s/ Cynthia M. Butitta
	Name:	Cynthia M. Butitta
	Title:	Chief Financial Officer and Chief Operating Officer